UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 10, 2013

Commission file number 1-13163
________________________
YUM! BRANDS, INC.
 (Exact name of registrant as specified in its charter)

North Carolina	13-3951308
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1441 Gardiner Lane, Louisville, Kentucky	40213
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (502) 874-8300

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 - Regulation FD

Item 7.01	Regulation FD Disclosure

YUM! BRANDS INC. RELEASES ESTIMATED MARCH SAME-STORE SALES
FOR CHINA BUSINESS

Louisville, KY (April 10, 2013) - Yum! Brands Inc. (NYSE: YUM) March same-store sales declined an estimated 13% for the China Division. This included an estimated decline of 16% at KFC and 4% growth at Pizza Hut Casual Dining.

Within the past week, publicity associated with Avian flu in China has had a significant, negative impact on KFC sales. Historically in these situations, we have educated consumers that properly cooked chicken is perfectly safe to eat, and we will continue to do so. We do not anticipate providing any further updates regarding China Division same-store sales until our scheduled first-quarter earnings release on April 23, 2013. We will release April same-store sales for our China Division on May 10, 2013, after market hours.

ADDITIONAL INFORMATION ONLINE
Quarter end dates for each division and definitions of terms are available online at www.yum.com under “Investors”.

Yum! Brands, Inc., based in Louisville, Kentucky, is the world's largest restaurant company in terms of system restaurants with over 39,000 restaurants in more than 125 countries and territories. Yum! was ranked #213 on the Fortune 500 List for 2011 and had revenues of over $13 billion in 2012. The Company's restaurant brands - KFC, Pizza Hut and Taco Bell - are the global leaders of the chicken, pizza and Mexican-style food categories. Outside the United States, the Yum! Brands system opened over five new restaurants per day, making it a leader in international retail development.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUM! BRANDS, INC.
(Registrant)

Date:	April 10, 2013	/s/ David E. Russell
Vice President, Finance and Corporate Controller